Exhibit 99.1

14040 Park Center Road, Suite 210, Herndon, VA 20171; 703-674-5500; Fax 703-674-5506
E-mail: info@steelcloud.com

For investor or marketing information contact: William D. Hughes at 703-674-5560, whughes@steelcloud.com
For financial information please access our web site at www.steelcloud.com

DRAFT PRESS RELEASE
For Immediate Distribution

SteelCloud Schedules Conference Call for Third Quarter Financial Results;
Call Will Take Place at 10:00 AM on September 13, 2005

Herndon, VA—September 6, 2005 — SteelCloud, Inc. (Nasdaq: SCLD), a leading supplier of ready-to-deploy server appliances, security solutions and professional IT services, announced today they will release financial results for their 2005 fiscal third quarter which ended July 31, 2005 on Monday evening, September 12, 2005.

The Company will hold the telephone conference call at 10:00 a.m. EDT on Tuesday, September 13, 2005, to discuss the release. Thomas P. Dunne, SteelCloud Chairman and Chief Executive Officer, will host the call. For investors interested in joining the telephone conference call, please dial 1-800-381-2652; for international calls dial 1-312-461-9296 and reference SteelCloud. A recording of the earnings call will be available until 11:59 PM EDT, September 23, 2005 and will be accessible by dialing 1-800-839-6713 (USA) or 1-402-220-2306 (International) and keying in 7351309.

About SteelCloud

SteelCloud is a leading provider of ready-to-deploy server appliances, security solutions and professional IT services. The Company’s ISO 9001:2000 certified Appliance Server Group designs and manufactures specialized servers and network appliances for volume users, large integrators and OEM customers. SteelCloud’s Security Solutions Group delivers network security solutions in the form of security software, appliances, and professional services. In addition, the Company’s Advanced Technology Group designs and develops proprietary SteelCloud software products. Over its 18-year history, SteelCloud has won numerous awards for technical excellence and outstanding customer service. SteelCloud can be reached at 703-674-5500. Additional information is available at www.steelcloud.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward looking statements that involve a number of risks and uncertainties. It is possible that the assumptions made by management are not necessarily the most likely and may not materialize. In addition, other important factors that could cause actual results to differ materially include the following: business conditions and the amount of growth in the computer industry and general economy; competitive factors; ability to attract and retain personnel, including key sales and management personnel; the price of the Company’s stock; and the risk factors set forth from time to time in the Company’s SEC reports, including but not limited to its annual report on Form 10-K and its quarterly reports on Forms 10-Q; and any reports on Form 8K. SteelCloud takes no obligation to update or correct forward-looking statements.

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